Exhibit 10.2
Execution Version

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 13, 2026, is among NORTHERN OIL AND GAS, INC., a Delaware corporation (the “Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).
RECITALS
A.    The Borrower, the Administrative Agent and the Lenders are party to that certain Fourth Amended and Restated Credit Agreement dated as of November 5, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    Pursuant to Section 12.02(b) the Borrower, the Administrative Agent and the Collateral Agent may amend the Credit Agreement to correct, amend or cure any ambiguity, inconsistency or defect and the Borrower is requesting such an amendment to cure an inconsistency in Section 7.14 of the Credit Agreement.
C.    The Borrower, the Administrative Agent and the Collateral Agent have agreed to amend certain provisions of the Credit Agreement to cure such inconsistency in Section 7.14 of the Credit Agreement.
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement after giving effect to this Amendment. Unless otherwise indicated, all references to sections in this Amendment refer to sections in the Credit Agreement as amended by this Amendment.
Section 2.    Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date (as defined below), the first two sentences of Section 7.14 of the Credit Agreement are hereby amended and restated in their entirety as follows:

As of the date hereof, or as of the date of the most recent certificate delivered pursuant to Section 8.01(c), except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), and which disclosure (including updates included in certificates delivered pursuant to Section 8.01(c)) shall be a supplement to Schedule 7.14, none of the Credit Parties has any direct or indirect Subsidiaries or Unrestricted Subsidiaries or any direct or indirect Foreign Subsidiaries that are Restricted Subsidiaries. The Borrower does not have any direct or indirect Foreign Subsidiaries that are Restricted Subsidiaries.

Section 3.    Conditions Precedent. This Amendment shall become effective on the date, when each of the following conditions is satisfied (the “Second Amendment Effective Date”):
3.1    The Administrative Agent shall have executed and received from the Collateral Agent and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of each such Person.
3.2    Each representation and warranty contained in Section 4 hereof shall be true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.
Section 4.    Representations and Warranties. In order to induce the Administrative Agent and the Collateral Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Collateral Agent that:
4.1    Accuracy of Representations and Warranties. Each representation and warranty of each Credit Party contained in each Loan Document are true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified) on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified) as of such specified earlier date.
4.2    Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings with the SEC required under applicable law) and do not violate or constitute a default under any provision of applicable law, the Second Lien Indenture or any agreement evidencing Material Debt binding upon any Credit Party, or result in the creation or imposition of any Lien upon any Property of any Credit Party.
4.3    Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.
4.4    Absence of Defaults. No Default or Event of Default has occurred or is continuing immediately prior to and after giving effect to this Amendment.
Section 5.    Miscellaneous.
5.1    Confirmation. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Instruments and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Credit Parties under the Loan Documents, in each case, as amended by this

Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Second Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document. This Amendment does not constitute a novation of the obligations and liabilities under the Credit Agreement or evidence repayment of any such obligations and liabilities.
5.2    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by fax, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.
5.3    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
5.4    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.5    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby in accordance with Section 12.03 of the Credit Agreement.
5.6    Severability. Any provision of this Amendment which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.7    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

5.8    Miscellaneous. Section 12.09(b), (c) and (d) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

BORROWER:

NORTHERN OIL AND GAS, INC.

By:	/s/ Chad Allen
Name:	Chad Allen
Title:	Chief Financial Officer

Signature Page to|
Second Amendment to Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Jonathan Herrick
Name:	Jonathan Herrick
Title:	Managing Director

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Jonathan Herrick
Name:	Jonathan Herrick
Title:	Managing Director

Signature Page to|
Second Amendment to Fourth Amended and Restated Credit Agreement